Exhibit 10.13

SIXTH AMENDMENT TO LOAN AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made as of August 8, 2018 (the “Effective Date”) among INTERNATIONAL BANK OF COMMERCE, an Oklahoma state banking corporation, successor in interest to International Bank of Commerce, a Texas state banking association (“Lender”), GREYSTONE LOGISTICS, INC., an Oklahoma corporation, GREYSTONE MANUFACTURING, L.L.C., an Oklahoma limited liability company (together, the “Borrowers”), and the undersigned Guarantors, and ratifies and amends (a) the Loan Agreement (Revolving Loan and Equipment Term Loan) dated as of January 31, 2014, as previously amended five times, most recently by the Fifth Amendment to Loan Agreement dated as of January 10, 2018 among Borrowers and Lender (as so amended, the “Loan Agreement”), and (b) the other Loan Documents, as and to the extent described below.

Borrowers, Guarantors and Lender agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Loan Agreement.

2. Amendments. The “Maturity Date” specified in the third paragraph of Term Note A for Term Loan A is extended until April 30, 2023. To evidence this extension, Borrowers shall execute and deliver to Lender a replacement to Term Note A dated as of the Effective Date. Additionally, Lender has agreed to extend a new term loan to Borrowers, subject to the terms and conditions of this Amendment and the Loan Documents, and modify certain other provisions of the Loan Agreement. Accordingly, the Loan Agreement is amended as follows:

(a) The following new definitions are added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

“Sixth Amendment” means the Sixth Amendment to Loan Agreement among Borrowers, Guarantors and Lender dated as of the Sixth Amendment Date.

“Sixth Amendment Date” means August 8, 2018.

“Term Loan F” has the meaning provided in Section 2.2(f).

“Term Note F” means the Promissory Note dated as of the Sixth Amended Date executed by Borrowers in favor of Lender in the original principal amount of Term Loan F, as amended, modified, replaced, restated, extended or renewed from time to time.

(b) The following existing definitions in Section 1.1 of the Loan Agreement are amended and restated in their entirety as follows:

“Term Loans” means Term Loan A, Term Loan B, Term Loan C, Term Loan D, Term Loan E and Term Loan F.

“Term Note A” means the Amended and Restated Promissory Note dated as of the Sixth Amendment Date executed by the Borrowers in favor of the Lender in the outstanding principal amount of Term Loan A as of the Sixth Amendment Date, as amended, modified, replaced, restated, extended or renewed from time to time

“Term Notes” means Term Note A, Term Note B, Term Note C, Term Note D, Term Note E and Term Note F.

(c) Subpart(I)(i) of the definition of “Eligible Receivables” in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:

(i) the account is not paid (A) in the case of any account owing by Anheuser Busch Companies, LLC or its subsidiaries, within 120 days from its invoice date, (B) in the case of Molson Coors Brewing Company or its subsidiaries, within 120 days from its invoice date or (C) in the case of all other accounts, within 60 from its invoice date

(d) The following is added to the Loan Agreement as a new Section 2.2(f):

(f) Lender shall make an advancing term loan to Borrowers in the original principal amount of $3,600,000 (“Term Loan F”).

(e) The following is added to the Loan Agreement as a new Section 2.3(g):

(g) Term Loan F is available in a single disbursement on the Sixth Amendment Date. Lender is not obligated to make any disbursement until all conditions precedent to the Sixth Amendment have been satisfied.

(f) The following is added to the Loan Agreement as a new Section 2.4(g):

(g) Term Loan F is evidenced by, and Borrowers shall repay Term Loan F in accordance with, Term Note F. Interest will accrue on the outstanding principal balance of Term Loan F as described in Term Note F, except as otherwise provided in the Loan Documents.

(g) Section 8.1 of the Loan Agreement is amended and restated in its entirety as follows:

Section 8.1. Use of Proceeds. Borrowers shall use (a) the Revolving Loan proceeds only for general working capital purposes, (b) the Equipment Term Loan proceeds only for repaying the F&M Debt, paying the Closing Dividend and financing the Yorktown Equipment Acquisition, (c) the New Equipment Loan proceeds only for financing the Milacron Equipment Acquisition and paying Lender’s fees and costs associated with the First Amendment, (d) Term Loan C proceeds only for financing the Second Milacron Equipment Acquisition and paying Lender’s fees and costs associated with the Fourth Amendment, (e) Term Loan E proceeds only for financing the acquisition of injection product molding equipment, and (f) Term Loan F proceeds only for acquiring additional injection product molding and other equipment.

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(h) Section 8.10(f) of the Loan Agreement is amended and restated in its entirety as follow:

(f) Additional Debt for business purposes that does not exceed a total principal amount of $500,000 outstanding at any one times.

3. Effect of this Amendment. Except as expressly provided above, this Amendment is not a waiver of, amendment to, consent to or modification of (a) any term or provision of any of the Loan Documents, or (b) any event, condition, or transaction on the part of any Person.

4. Ratification of Loan Documents. The Loan Documents remain in full force and effect as amended by this Amendment. Each Borrower and each Guarantor (a) ratifies and confirms in all respects each Loan Document to which it is a party; (b) agrees that each Loan Document remains in full force and effect; and (c) confirms, ratifies and agrees that, as applicable, the terms “Obligations”, “Guaranteed Obligations”, “Secured Obligations”, “Indebtedness” and any other similar term as used in any of the Loan Documents (including the Loan Agreement, the Security Agreement, the Mortgage, and any Guaranty Agreement), each include all indebtedness and obligations of Borrower to Lender under the Loan Documents, including the Loan extended by this Amendment.

5. Conditions. The effectiveness of this Amendment (and Lender’s obligation to extend Term Loan F) is subject to satisfaction of the following conditions precedent, each of which exist for Lender’s sole benefit and may be waived by Lender only (in its sole discretion):

(a) Documents. Lender’s receipt of the following, each properly executed, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the date of the Amendment) and each in form and substance satisfactory to Lender and its legal counsel:

(i) this Amendment;

(ii) Term Note A and Term Note F;

(iii) one or more certificates of resolutions or other action, incumbency certificates and/or other certificates as Lender requires with accompanying governing documents for the Borrowers and Greystone Real Estate and actions and resolutions of the Borrowers and Greystone Real Estate in connection with this Amendment; and

(iv) all other documents and instruments requested by Lender.

(b) Fees and Expenses. If required by Lender, Borrowers’ shall pay all out-of-pocket expenses required under Section 7 of this Amendment. If Lender elects, in its sole discretion, to waive collection of any fees and expenses as a condition to the effectiveness of this Amendment, Borrowers will remain obligated to pay those fees and expenses, which are due and payable on the Effective Date.

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6. Representations and Warranties. Each Borrower and each Guarantor represents and warrants to the Lender that as of the date of this Amendment:

(a) its representations and warranties in the Loan Documents to which it is a party are true and correct in all material respects as though made on Effective Date, except to the extent that any of them speak to a different specific date, in which case they are true and correct in all material respects as of the earlier date;

(b) as of the Effective Date, (A) no Default or Event of Default exists, and (B) no Default or Event of Default exists under, and as defined in, the Greystone Real Estate Loan Agreement;

(c) its execution, delivery and performance of this Amendment and all other Loan Documents executed by it in connection with this Amendment have been duly authorized by all necessary corporate or limited liability company action, as applicable, and do not and will not contravene the terms of any of its organizational documents, any law or any indenture, loan or credit agreement, or any other material agreement or instrument to which it is a party or by which it is bound or to which it or its properties are subject;

(d) no authorizations, approvals or consents of, and no filings or registrations with, any governmental authority or any other Person are necessary for the execution, delivery or performance by such Borrower or Guarantor of this Amendment or the other Loan Documents executed by it in connection with this Amendment, or for the validity or enforceability thereof; and

(e) this Amendment and each other Loan Document to which it is a party constitutes such Borrower’s or Guarantor’s legal, valid and binding obligations, enforceable against it in accordance with its terms, in all cases except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and by judicial discretion regarding the enforcement of or any applicable laws affecting remedies (whether considered in a court of law or a proceeding in equity).

7. Fees and Expenses.

(a) Borrower shall pay Lender an origination fee equal to 0.5% of the principal amount of Term Loan F. This fee is due on the Effective Date.

(b) In accordance with Section 10.5 of the Loan Agreement (and without in any way limiting its provisions), Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of Lender’s counsel (determined on the basis of such counsel’s generally applicable rates) in connection with (i) this Amendment, the preparation of this Amendment and any other Loan Documents, and any filings or other documents or instruments required in connection with the preparation of this Amendment or the other Loan Documents, and (ii) the enforcement, collection or protection of its rights in connection with the Loan Documents, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect the Loan Documents and this Agreement. Expenses being reimbursed by Borrowers under this Section include, without limitation, costs and expenses incurred in connection with appraisals, field examinations, insurance reviews, flood determinations, lien and title searches and title insurance, and recording and filing fees or taxes.

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8. Events of Default Unaffected. Nothing in this Amendment is a waiver of any Default or Event of Default, or of any right or remedy available to the Lender by reason of the occurrence or existence of any Default or Event of Default.

9. Releases. Each Borrower and each Guarantor, for itself and on behalf of all its predecessors, successors, assigns, agents, employees, representatives, officers, directors, managers, members, shareholders, beneficiaries, trustees, administrators, subsidiaries, Affiliates, employees, servants and attorneys (collectively the “Releasing Parties”), releases and forever discharges Lender and its successors, assigns, partners, directors, officers, agents, attorneys, and employees from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, now held, owned or possessed by any or all of the Releasing Parties or that any or all of the Releasing Parties hold or claim to hold in the future as a result of any actions or inactions occurring on or before the Effective Date, under common law or statutory right, arising directly or indirectly out of out of the Loans, any of the Loan Documents, or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby. Each Borrower and each Guarantor understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or that are filed or prosecuted in the future by any of the Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties, in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is not an admission of liability.

10. Governing Law; Miscellaneous. This Amendment is governed by the Loan Agreement, including the rules of construction provided in Section 1.2 and the miscellaneous provisions of Article X thereof. Unless stated otherwise, (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, and (c) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

[Signature Pages Attached]

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THIS SIXTH AMENDMENT TO LOAN AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

“BORROWERS”

GREYSTONE LOGISTICS, INC.,
an Oklahoma corporation

By:	/s/ Warren F. Kruger
Warren F. Kruger, President/CEO

GREYSTONE MANUFACTURING, L.L.C.,
an Oklahoma limited liability company

By:	/s/ Warren F. Kruger
Warren F. Kruger, Manager

Signature Page

Sixth Amendment to Loan Agreement

THIS SIXTH AMENDMENT TO LOAN AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

“GUARANTORS”

/s/ Warren F. Kruger
Warren F. Kruger

/s/ Robert B. Rosene Jr,
Robert B. Rosene, Jr.

Signature Page

Sixth Amendment to Loan Agreement

THIS SIXTH AMENDMENT TO LOAN AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

“LENDER”

INTERNATIONAL BANK OF COMMERCE, an Oklahoma state banking corporation, successor in interest to International Bank of Commerce, a Texas state banking association

By:	/s/ Andrew J. Levinson
Andrew J. Levinson
President - Tulsa Region

Signature Page

Sixth Amendment to Loan Agreement